As filed with the Securities and Exchange Commission on September 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3452	38-2687639
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

39400 Woodward Avenue, Suite 130

Bloomfield Hills, Michigan 49304

(248) 631-5450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua A. Sherbin, Esq.

General Counsel

TriMas Corporation

39400 Woodward Avenue, Suite 130

Bloomfield Hills, Michigan 49304

(248) 631-5450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jonathan A. Schaffzin, Esq.

Douglas S. Horowitz, Esq.

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

(212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as possible after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-172525

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	$16,195,000	$2,209.00

(1)	The registrant previously registered an aggregate amount of $250,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333-172525). Immediately prior to the filing of this registration statement pursuant to Rule 462(b) promulgated under the Securities Act, an aggregate amount of $167,000,000 of the securities remained eligible for issuance under the Registration Statement on Form S-3 (Registration No. 333-172525). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-172525) are being registered.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate amount of $250,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333-172525), for which a filing fee of $58,147 was previously paid.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by TriMas Corporation (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S–3 in its entirety the Registration Statement on Form S–3 (File No. 333–172525), which was declared effective by the Securities and Exchange Commission (“SEC”) on April 15, 2011 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

This Registration Statement is being filed with respect to the registration of an additional $16,195,000 aggregate maximum amount of Common Stock of the Company, which is described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 10th day of September, 2013.

TriMas Corporation

By:	/s/ DAVID M. WATHEN
Name:	David M. Wathen
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DAVID M. WATHEN David M. Wathen	President and Chief Executive Officer (Principal Executive Officer) and Director	September 10, 2013

/s/ A. MARK ZEFFIRO A. Mark Zeffiro	Chief Financial Officer (Principal Financial Officer)	September 10, 2013

/s/ PAUL A. SWART Paul A. Swart	Controller and Chief Accounting Officer (Principal Accounting Officer)	September 10, 2013

* Samuel Valenti III	Chairman of the Board of Directors	September 10, 2013

* Marshall A. Cohen	Director	September 10, 2013

* Richard M. Gabrys	Director	September 10, 2013

* Eugene A. Miller	Director	September 10, 2013

* Daniel P. Tredwell	Director	September 10, 2013

* /s/ Joshua A. Sherbin Joshua A. Sherbin	Attorney in Fact	September 10, 2013

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

5.1	Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.

23.1	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (filed with the Registration Statement on Form S-3 (File No. 333-172525)).